SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2005

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NC 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code 704-982-4415

134 NORTH FIRST STREET, ALBEMARLE, NC 28001

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On July 11, 2005, the Uwharrie Capital Corp (“UCC”) Board of Directors approved the appointment of Charles F. (Tad) Geschickter, III and Joseph R. Kluttz, Jr. to fill two vacancies on the Uwharrie Capital Corp Board of Directors. In accordance with the company’s bylaws and North Carolina State Statutes, Messrs. Geschickter and Kluttz were appointed to serve until the next Uwharrie Capital Corp Annual Meeting of Shareholders to be held in May of 2006; prior to such Annual Meeting, each may be considered by the UCC Nominating Committee for re-nomination and election by the shareholders accordingly.

There are no arrangements or understandings between either of the new directors and any other person pursuant to which either was selected as a director.

Mr. Geschickter serves on the Uwharrie Capital Corp Endowment / Community Development Committee.

Mr. Geschickter provides no services to Uwharrie Capital Corp or any of its subsidiaries for compensation.

Mr. Kluttz serves on the Uwharrie Capital Corp Examining Committee.

Mr. Kluttz provides insurance services to Uwharrie Capital Corp and its subsidiaries. Through August 5, 2005, UCC and its subsidiaries paid insurance premiums in the aggregate amount of $61,836 for the placement of insurance coverage and in the ordinary course of business to Albemarle Insurance Agency, Inc., an affiliate of Mr. Kluttz.

Messrs. Geschickter and Kluttz will receive normal board and committee fees for service as a director.

Uwharrie Capital Corp, headquartered in Albemarle, NC (Stanly County), is a North Carolina bank holding company, and was organized on July 1, 1993. Today, Uwharrie Capital Corp owns three banks in North Carolina: (1) Anson Bank & Trust Co. in Anson County that operates one office in Wadesboro; (2) Bank of Stanly in Stanly County that operates five offices in Albemarle, Norwood and Oakboro, and (3) Cabarrus Bank & Trust Company in Cabarrus County that operates two offices in Concord and Mt. Pleasant. Bank of Stanly is the parent company of The Strategic Alliance Corporation (investment management company), BOS Agency, Inc. (insurance), and Gateway Mortgage, Inc. (mortgage origination company). Uwharrie Capital Corp also owns five non-bank subsidiaries: (1) Strategic Investment Advisors, Inc. (asset management company), (2) Uwharrie Statutory Trust 1 (statutory trust issuing trust for securities), (3) Uwharrie Mortgage, Inc. (trustee for deeds of trust), (4) Uwharrie Loan Pool I, LLC (manager-managed limited liability company), and (5) Uwharrie Municipal Loan Pool I, LLC (manager-managed limited liability company).

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: August 10, 2005